UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2014

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, NE Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02              Results of Operations and Financial Condition

On February 6, 2014, the Company issued a press release providing certain information about the expected impact on the Company’s operations and financial performance of a fire that occurred on December 20, 2013 at the Company’s PHH vinyl chloride monomer manufacturing facility in Lake Charles, Louisiana, including information about the impact that repairs and lost production at that facility are expected to have on the Company’s financial results for the quarter ended December 31, 2013.  A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 8.01              Other Events

On February 6, 2014, the Company issued a press release providing certain information about the expected impact on the Company’s operations and financial performance of a fire that occurred on December 20, 2013 at the Company’s PHH vinyl chloride monomer manufacturing facility in Lake Charles, Louisiana.  A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Number	Exhibit

99.1	Press Release, dated February 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

	By:	/s/ Gregory C. Thompson
Name: Gregory C. Thompson
Title: Chief Financial Officer

Date: February 6, 2014